Exhibit 10.1

Release Agreement

AGREEMENT entered into as of this 21st day of August, 2011 (the “Agreement”) by and between Motricity, Inc., a Delaware corporation with its principal place of business at 601 108th Avenue NE, Suite 800, Bellevue, WA 98004 (the “Company”), and Ryan K. Wuerch (the “Employee” or “you”).

RECITAL

WHEREAS, the Employee and Company executed that certain Amended and Restated Executive Employment Agreement dated January 19, 2010, which sets forth the terms and conditions of the Employee’s employment with the Company (the “Employment Agreement”);

WHEREAS, Employee and Company have mutually agreed to terminate the Employee’s employment, effective as of August 20, 2011 (the “Termination Date”); and

WHEREAS, the Company desires that the Employee agrees to release and waive any and all claims against the Company as set forth below pursuant to terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained it is hereby agreed as follows:

1. Termination. Your termination of employment shall be effective as of the Termination Date. You hereby attach as Exhibit A an executed resignation letter resigning from all positions as an officer and director of the Company or any of its affiliate. Effective as of the Termination Date, you shall cease to be an employee of the Company. Your eligibility for any Company benefits shall cease as of the Termination Date.

(a) In consideration for the releases set forth herein, the severance terms of the Employment Agreement and subject to continuing to meet your obligations under this Agreement, the Company has agreed to pay you or, in the event of your death, your heirs or successors, (i) one times your base salary of $450,000 less all applicable state and federal deductions (the “Severance Amount”). Payments of the Severance Amount shall begin 15 days after the Company’s receipt of an executed original of this Agreement.

(b) The Company acknowledges and agrees that (i) it shall pay you any expenses that it has not reimbursed to date and are owed to you as of the date hereof, subject to you submitting appropriate documentation and such documented expenses are eligible for reimbursement under the Company’s policies and procedures; (ii) it shall pay you any accrued and unpaid vacation or paid time off as of the date hereof in accordance with Company policy and applicable law; (iii) in accordance with the terms of the Employment Agreement, and pursuant to that certain Stand-Alone Non-Qualified Stock Option Agreement between you and the Company dated March 26, 2010, such option shall vest and become exercisable with respect to 125,000 additional shares as of the Termination Date; and (iv) pursuant to that certain Restricted Stock Grant Agreement between you and the Company dated January 1, 2008, 17,200 unvested shares of

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restricted stock previously granted to you shall vest and become non-forfeitable as of the Termination Date in accordance with Section 3(a)(vii) thereof. Except as provided herein, all other unvested equity awards shall be forfeited and cancelled as of the Termination Date. Your rights and obligations under any vested and outstanding equity award agreements shall be determined in accordance with the governing award agreement and applicable equity incentive plan.

2. Health Insurance Continuation. You and your beneficiaries, if applicable, will receive under separate cover notice of your rights under the Consolidated Omnibus Reconciliation Act (“COBRA”) upon your separation from the Company. If you elect to continue health care coverage under COBRA, you are responsible for paying the premiums.

3. Transfer of Responsibilities. You shall cooperate fully with the Company and its personnel to provide an orderly transfer of your duties and responsibilities. This cooperation includes but is not limited to timely compliance with all reasonable requests for information, including, but not limited to, the transition of any work and any leads, prospects or contacts to the Company’s Board of Directors (the “Board”).

4. Confidentiality of this Agreement. Except as disclosed by the Company or you in connection with legally required filings with the U.S. Securities and Exchange Commission, you agree to keep confidential and not to disclose the existence, circumstances related to, or terms of this Agreement to anyone or to any organization, except that you may disclose such information to your spouse, attorney, your legal and financial advisers, provided you have received in advance their promises to maintain this information in strict confidence or as otherwise required by law. Nothing in this Agreement will prevent you from cooperating with or participating in any investigation by the government of the U.S., including any investigations by the federal Equal Employment Opportunity Commission (the “EEOC”) or the Washington State Human Rights Division. You hereby confirm that as of the date of signing this Agreement, you have not disclosed the existence, terms or conditions of this Agreement, except as provided for herein.

5. Nondisclosure and Intellectual Property Protection Agreement. You acknowledge the validity and continuing applicability of the agreements and covenants contained in the Employment Agreement and that certain Nondisclosure and Intellectual Property Protection Agreement dated April, 2004, a copy of which is attached hereto as Exhibit B concerning the ownership, non-use and return of confidential information to the Company. Those agreements and covenants are incorporated herein by reference and continue to have full force and effect following the Termination Date.

6. Return of Company Property. You acknowledge that you will return to the Company all property of the Company that is in your possession, whether at your home, office, in your personal automobile or other vehicle, or otherwise under your control, directly or indirectly, including, without limitation, Company keys, cell phones, computers, audio-visual equipment, telecommunication equipment or any other equipment paid for or provided by the Company and any and all files, documents and other information with respect to the Company’s management, business operations or customers, including all files, documents, or other information containing confidential information within three (3) business days of the Termination Date. You agree to

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immediately transfer ownership and title to any sporting event tickets (except as otherwise provided below) or other entertainment tickets that the Company paid for and that may currently be held or reserved in your name, whether jointly or severally with any other party or entity; and to transfer to the Company legal title to any property, automobiles, planes, whether owned or leased or the right to use any planes, corporate memberships that is held in your name and was or is paid for by the Company. You shall within three (3) business days of execution of this Agreement, provide the Company with a complete accounting of property, benefits or perquisites of whatever kind or nature provided to you at the Company’s expense. The Company agrees to transfer the Seattle Seahawks tickets for the current 2011 season and the remaining Seattle Mariners tickets for the current 2011 season, subject to your payment to the Company of the costs incurred by the Company for such tickets and the Company further agrees to effect a transfer of any ownership or license for such tickets provided that there is no cost or loss to the Company for such transfer.

7. Non-Disparagement. You hereby agree that you will refrain from making any derogatory, disparaging or false statements with respect to the Company or any of its shareholders, controlling persons, officers, directors, executives, advisors, customers, or other related or affiliated parties or any other Company Released Parties (as defined below). You agree that you will not communicate or disclose to any third party or use for your own account, without the written consent of the Company, any of the Company’s confidential and proprietary information, trade secrets or materials, except as required by law, unless and until such information or material becomes generally available to the public through sources other than you.

8. Breach of Agreement. To the extent permitted by law, you understand and agree that any breach of your obligations under this Agreement will immediately render the Company’s obligations and agreements null and void, and, to the extent permitted by law, you shall repay to the Company the Severance Amount. In addition, you shall be liable to the Company for all damages arising from such breach, including but limited to the attorney’s fees and costs incurred by the Company in connection with such breach.

9. General Release. You, for yourself and your heirs, legal representatives, beneficiaries, assigns and successors in interest, knowingly and voluntarily release, remise and forever discharge the Company and its successors, assigns, former or current affiliates, officers, shareholders, controlling persons, directors, members of the Board, employees, agents, attorneys and representatives (“Company Released Parties”) whether in their individual or official capacities, from any and all actions or causes of action, suits, debts, claims, complaints, contracts, including, without limitation, the Employment Agreement, controversies, agreements, promises, damages, claims for attorneys’ fees, costs, interest, punitive damages or reinstatement, judgments and demands whatsoever, in law or equity, you now have, may have or ever had, whether known or unknown, suspected or unsuspected, from the beginning of the world to the date that you sign this Agreement (“Released Claims”), including, without limitation:

(a)

claims under any state or federal discrimination, fair employment practices or other employment-related statute, or regulation (as they may have been amended through the date of this Agreement) prohibiting discrimination or

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harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, and any similar Washington local or other state statute;

(b)	claims under any other state or federal employment-related statute, or regulation (as they may have been amended through the date of this Agreement) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, except as otherwise provided herein, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, the Health Insurance Portability and Accountability Act of 1996, the Employee Retirement Income Security Act of 1974, the Sarbanes Oxley Act of 2002 and any similar Washington local or other state statute;

(c)	claims under any state or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; and

(d)	any other claim arising under state or federal law.

Notwithstanding the above, nothing in this release is intended to release or waive (i) your right to seek enforcement of this Agreement or any other rights of indemnification, contribution, subrogation, advancement and/or reimbursement of expenses or similar rights to the extent they are provided for in the Company’s Restated Certificate of Incorporation, bylaws or the Indemnification Agreement dated November 1, 2006, between you and the Company (the “Indemnification Agreement”) attached hereto as Exhibit C, (ii) your rights as they exist pursuant to any director and officer insurance policies or any other insurance policies whether in effect before the date of this Agreement, on the date of this Agreement or after the date of the Agreement, or (iii) your rights under any separate equity award agreement.

You recognize that you may have some claim, demand or cause of action against the Company Released Parties of which you are totally unaware and unsuspecting that you are giving up by execution of this release. It is your intention in executing this release that this release will deprive you of each such claim, demand and cause of action and prevent you from asserting it against the Company Released Parties.

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You represent and warrant that no portion of any claim, demand, cause of action, or other matter released herein, nor any portion of any recovery or settlement to which you might be entitled from the Company Released Parties, has been assigned or transferred to any other person or entity, either directly or by way of subrogation or operation of law. You hereby agree to indemnify, defend and hold the Company Released Parties harmless from any and all loss, cost, claim, and expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorneys’ and accountants’ fees, costs, and expenses) arising out of any claim made or action instituted against the Company Released Parties by any person or entity that is the beneficiary of such assignment or transfer and to pay and satisfy any judgment resulting from any settlement in favor of the beneficiary of any such claim or action.

You further represent and warrant that you have not filed or participated in the filing of any complaint, grievance, charge or claim with or before any local, state or federal agency or board, union or any court or other tribunal relating to the Company or to your employment with, or the termination of, your employment at the Company and its affiliates. Nothing contained herein is intended to nor shall prohibit you from (i) filing a charge or complaint with the EEOC; or (ii) participating in any investigation or proceeding conducted by the EEOC. In the event that you file a charge with the EEOC, you waive and release any personal entitlement to reinstatement, back pay or any other types of damages or injunctive relief in connection with any actions taken by you on your behalf on your administrative charge. NOTWITHSTANDING THIS PROVISION, YOU UNDERSTAND AND AGREE THAT BY ENTERING INTO THIS AGREEMENT, YOU ARE FOREVER RELEASING AND WAIVING ANY AND ALL CLAIMS AGAINST THE COMPANY, INCLUDING BUT NOT LIMITED TO CLAIMS FOR AGE DISCRIMINATION, AS SET FORTH IN THIS SECTION, PROVIDED, HOWEVER, THAT THE RELEASE PROVIDED FOR HEREIN SHALL NOT EXTEND TO ANY CLAIMS UNDER THIS AGREEMENT OR THOSE SPECIFICALLY EXCLUDED FROM THE RELEASE.

You hereby acknowledge and understand that this is a General Release.

10. Covenant Not to Sue. To the extent permitted by law, you specifically agree not to commence any legal action against any of the Company Released Parties arising out of or in connection with the Released Claims. To the extent permitted by law, you expressly agree that if you commence such an action in violation of this Agreement, you shall indemnify the Company Released Parties for the full and complete costs of defending such an action and enforcing this Agreement, including reasonable attorneys’ fees (whether incurred in a third party action or in an action to enforce this Agreement), court costs, and other related expenses. You further agree that, to the extent permitted by law, if you commence such an action despite the provisions of this Agreement, you shall be obligated to return to the Company the Severance Amount. This Agreement does not act as a waiver or release of any complaints or charges that you cannot by law waive or release, and does not prohibit you from: (i) filing a charge or complaint with the EEOC, or any other state or federal agency, or (ii) participating in any investigation or proceeding conducted by the EEOC or Washington State Human Rights Division. Notwithstanding, by executing this Agreement, you are expressly waiving your ability to obtain relief of any kind from the Company to the extent permitted by law.

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11. Governing Law and Venue. This Agreement and any disputes or claims arising hereunder shall be construed in accordance with, governed by and enforced under the laws of the State of Delaware without regard for any rules of conflicts of law. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to, or from this Agreement, or any provision hereof, shall be litigated only in the state courts of the State of Delaware and the parties each hereby waive the right to a trial by jury of any claim, demand, action or causes of action under this Agreement. You and the Company consent to the jurisdiction of such courts over the subject matter of this Agreement. You waive any right you might have to transfer or change the venue of any litigation brought against you by the Company. In no event shall any dispute arising out of, or in connection with, this Agreement be submitted to arbitration or mediation.

12. Voluntary Assent. You confirm that no other promises or agreements of any kind have been made by any person to cause you to sign this Agreement except as otherwise as noted herein, and that you fully understands the meaning and intent of this Agreement. You agree that this is the entire agreement and understanding between you and the Company.

13. Notices and Communications. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt, or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company to:

Motricity, Inc.

601 108th Avenue NE

Suite 800

Bellevue, WA 98004

Attention: Chairperson of the Board of Directors

Facsimile No: (425) 638-8436

With a copy to Company Counsel:

James L. Hauser, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Facsimile: 617.856-8201

Email: jhauser@brownrudnick.com

If to the Employee:

Ryan K. Wuerch

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with a copy to Counsel:

Joseph Yaffe, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Suite 1100

Palo Alto, CA 94301

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Agreement shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral; provided, however, that any separate equity award agreements between you and the Company and the Indemnification Agreement shall remain in full force and effect in accordance with the terms and conditions therein.

15. Remedies. Any breach or threatened breach by you of the provisions of this Agreement will result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. In such event, you agree and acknowledge that the Company will be entitled to injunctive relief and/or specific performance, and such other relief that may be proper (including monetary damages, if proper) without the posting of any bond and that you shall not oppose the granting of such relief.

16. Authority. The Company represents that this Agreement has been presented to, considered and authorized by the Board (and/or any appropriate committee(s) thereof), and that the Company officer executing this Agreement on behalf of the Company has the authority to enter into this Agreement and bind the Company to the terms and conditions hereof. Any action or consent of the Company required hereunder may be authorized only by a written resolution, or action at a meeting, of the Board properly taken in accordance with the Company’s Restated Certificate of Incorporation and bylaws.

Please indicate your agreement to the terms of this Agreement by signing and dating the last page of the enclosed copy of this Agreement, and return it to Company’s counsel.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Company and the Employee have executed and delivered this Release Agreement as of the date first written above.

MOTRICITY, INC.

By:	/s/ James R. Smith

Name:	James R. Smith
Title:	President and interim Chief Executive Officer

EMPLOYEE

/s/ Ryan K. Wuerch
Ryan K. Wuerch

EXHIBIT A

Letter of Resignation

August 21, 2011

Motricity, Inc.

c/o Corporate Secretary

601 108th Avenue NE

Suite 800

Bellevue, WA 98004

Re: Motricity, Inc. (the “Company”) and all direct and indirect subsidiaries

Dear Ladies and Gentlemen:

I hereby resign as a member of the Company’s Board of Directors, as an employee and as an executive officer of the Company and all of its direct and indirect subsidiaries, effective as of August, 20, 2011.

Sincerely,

Ryan Wuerch

EXHIBIT B

Nondisclosure Intellectual Property Protection Agreement

See attached.

NONDISCLOSURE AND INTELLECTUAL PROPERTY PROTECTION AGREEMENT

This Agreement (the “Agreement”) is made as of April      2004 (the “Effective Date”), by and between Power By Hand Holdings, LLC, a Delaware limited liability company with its principal place of business at 830 Crescent Centre Drive, Suite 460, Franklin, TN 37067 (“Company”) and Ryan K. Wuerch, an individual resident of the State of Tennessee (“Employee”). Company and Employee are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

A. Employee acknowledges that, in the course of Employee’s employment with the Company, Employee has received and/or will hereafter receive certain confidential information of Company, and has created and/or may hereafter create certain intellectual property that should be owned by Company.

B. Employee and Company recognize that there is a need for Company to protect such confidential information from unauthorized use and disclosure and to secure and protect its intellectual property rights.

C. Employee acknowledges that part of the consideration paid him/her for services to be rendered and/or work product to be utilized and/or created for the Company is to secure the confidentiality, intellectual property, and non-use aspects of the data and/or information and/or work product created by reason of Company’s business operation.

D. Employee understands that the matter hereinabove referred to does not represent a raise or a decrease in salary or other compensation but is simply an acknowledgment of consideration and notes the importance of these matters.

NOW, THEREFORE, in consideration of the Company’s employment of Employee and the covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. “Confidential Information” means any and all tangible and intangible information (whether written or otherwise recorded or oral, and including information that Employee has obtained in the course of Employee’s employment with the Company prior to the date of this Agreement) of the Company that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; or (b) that the Company designates as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, without limitation (i) nonpublic information relating to the Company’s technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (ii) third-party information that the Company is obligated to keep confidential. Confidential Information also includes any of the above mentioned items that are developed or created by Employee during his/her employment with Company.

2. Notwithstanding the above, the term “Confidential Information” shall not include any information that is either:

(a) readily discernible from publicly-available products or literature; or

(b) approved for disclosure by prior written permission of a corporate officer of Company.

3. All Confidential Information furnished to Employee will be used solely in connection with performing Employee’s duties to the Company, will not be discussed with other persons without Company’s express written authorization, will not be used in any way directly or indirectly except in furtherance of the Company’s business, and will be kept confidential by Employee.

4. Employee may disclose Confidential Information as required to comply with binding orders of governmental entities that have jurisdiction over it or as otherwise required by law, provided that Employee (i) gives the Company reasonable written notice to allow the Company to seek a protective order or other appropriate remedy (except to the extent Employee’s compliance with the foregoing would cause it to violate a court order or other legal requirement), (ii) discloses only such information as is required by the governmental entity or otherwise required by law, and (iii) and uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

5. If Company so requests at any time, Employee will return promptly to Company all copies, extracts, or other reproductions in whole or in part of the Confidential Information in the possession of Employee. All Documents (defined to include not only paper documents but also data stored in computer memory, or on microfilm, microfiche, magnetic tape, disk or other medium, e-mails and any soft documents) that Employee prepares in connection with his/her duties as an employee of the Company, and all Confidential Information that may be given to him/her in the course of his/her employment, are and shall remain the sole property of the Company. Except as necessary in the performance of Employee’s duties, all Documents (including copies of Documents) containing Confidential Information shall be and remain in the Company’s sole possession on the Company’s premises and shall not be copied or removed from the Company’s premises. Upon termination of his/her employment with the Company, Employee shall return to the Company all Documents, including all copies thereof, in Employee’s possession or control.

6. Employee understands and acknowledges that Company is not and will not be making any representation or warranty, express or implied, as to the accuracy or completeness of any furnished Confidential Information, and Company does not and will not have any liability to Employee or any other person resulting from any reliance upon or use of, or otherwise with respect to, any furnished Confidential Information.

7. Employee shall notify Company immediately upon discovery of any unauthorized disclosure of Confidential Information, use of Confidential Information other than as permitted hereunder, or any other breach of this Agreement. Employee will cooperate with Company in every reasonable way to help Company regain possession of its Confidential Information and prevent further unauthorized use.

8. All Confidential Information shall remain the exclusive property of Company. Company retains all rights and remedies afforded it under patent, copyright, trade secret, trademark, and any other applicable laws of the United States and the states thereof, or any applicable foreign countries, including, without limitation, any laws designed to protect proprietary or confidential information. This Agreement does not grant to Employee any express or implied right to any of Company’s Intellectual Property.

9. Intellectual Property.

(a) “Intellectual Property” means any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, design, technique, know-how, trade secret, idea or other intellectual property right whatsoever or any interest therein, whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection.

(b) Employee agrees to promptly disclose and describe to Company all Intellectual Property that Employee may solely or jointly conceive, create, discover, develop, or reduce to practice during the period of undersigned’s employment with Company (i) that relate at the time of conception, development or reduction to practice to Company’s business or actual or demonstrably anticipated research or development, (ii) that were developed, in whole or in part, on Company’s time or with the use of any of Company’s equipment, supplies, facilities or Confidential Information, or (iii) that result from any work Employee performed for Company (“Company Intellectual Property”), and specifically including all such Intellectual Property that may have arisen during the course of Employee’s employment with the Company prior to the date hereof. All Company Intellectual Property and the benefits thereof are the exclusive property of Company and its assigns, as works made for hire or otherwise. Employee hereby assigns to Company all rights Employee may have or may acquire in the Company Intellectual Property without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(c) Employee recognizes that Intellectual Property relating to his/her activities while working for Company and conceived or made by him/her, alone or with others, within one year after termination of his/her employment, may have been conceived or made in significant part while employed by Company. Accordingly, Employee agrees that such Intellectual Property Rights shall be presumed to have been conceived during his/her employment with Company and are to be assigned to Company as Company Intellectual Property unless and until Employee has established the contrary. Employee agrees to disclose promptly in writing to Company all Intellectual Property made or conceived by him/her for one (1) year after his/her employment terminates, whether or not he/she believes such Intellectual Property is subject to this Agreement, to permit a determination by Company as to whether or not the Intellectual Property should be the property of Company. Any such information will be received in confidence by Company.

(d) Employee agrees to perform, during and after his/her employment, all acts deemed necessary or desirable by Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Intellectual Property. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

(e) In the event that Company is unable for any reason whatsoever to secure Employee’s signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Company Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably appoints Company and its duly authorized officers and agents as his/her agents and attorneys-in- fact to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Employee.

10. Employee further covenants and agrees that, for two (2) years after the termination of his/her employment with the Company, by either party and regardless of reason, Employee will not solicit or attempt to solicit, directly or indirectly, any person or entity who, during Employee’s employment with the Company, was a customer or prospect of the Company or provided goods or services to the Company, if such solicitation or attempted solicitation is for the purpose of inducing the person or entity to cancel, reduce, or replace services obtained through the Company or otherwise restrict their business with the Company.

11. Employee shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term “Company Property” shall include all notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, software code, data, computers, cellular telephones, pagers, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the Company’s business or concerning any of its dealings or affairs and any other Company property in Employee’s possession, custody or control. Employee acknowledges and agrees that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of Employee’s employment with the Company, or at such earlier time as the Company may request, Employee shall deliver all Company Property in Employee’s possession or control, and all copies thereof, to the Company.

12. Employee further acknowledges that:

(a) irreparable injury and damage will result from unauthorized disclosure of Confidential Information and from uses of Confidential Information other than in pursuance of the Business Purpose;

(b) monetary damages may not be sufficient remedy for unauthorized disclosure of Confidential Information; and

(c) Company shall be entitled, without waiving any additional rights or remedies available to it at law, in equity, or by statute, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

13. Employee agrees to indemnify, defend, and hold harmless Company from and against any claim, loss, liability, damage or expense, including but not limited to Company’s reasonable attorneys’ fees, arising out of or connected with any third party claim that, if true, would be a breach by Employee of any of the terms of this Agreement.

14. Nothing herein contained shall be construed as a guarantee of continued employment of Employee. Nothing in this Agreement is intended to abrogate, nor should this Agreement be construed in any way to abrogate, the at-will nature of the employment relationship between the Parties.

15. This Agreement shall be construed in accordance with and controlled by the laws of the State of Tennessee, without regard to its or any other jurisdiction’s laws governing conflicts of law. The Parties agree that the United States Federal District Court for the Middle District of Tennessee and the courts of the State of Tennessee, County of Davidson shall have exclusive subject matter and personal jurisdiction to determine all disputes surrounding this Agreement and disclosure of Confidential Information hereunder.

16. All agreements and covenants contained herein are severable, and if any of them shall be held to be invalid by a competent court, this Agreement shall be interpreted as if such invalid agreement or covenant were not contained herein. Subject to the foregoing, all terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

17. All obligations created by this Agreement shall survive any change or termination of the Parties’ employment relationship, if one exists or arises.

18. This Agreement may be assigned by Company in the event of any sale of its business as a going concern. This Agreement will inure to the benefit of and be binding upon the Parties and their successors and assigns.

19. The provisions of this Agreement constitute the entire Agreement between Employee and Company regarding the subject matter hereof, which Agreement cannot be varied except by writing signed by both parties. Notwithstanding the foregoing, in the event that the Company and Employee has entered into a written employment agreement containing terms materially different from the terms hereof, the terms most favorable to the Company shall control unless the parties expressly refer to this section and specify their intent to override it.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

POWER BY HAND HOLDINGS, LLC		WUERCH

By:	/s/ Ryan K. Wuerch	/s/ Ryan K. Wuerch
Name:	Ryan K. Wuerch	Name:	Ryan K. Wuerch
Title:	CEO

EXHIBIT C

Indemnification Agreement

See attached.

MOTRICITY, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of November 1, 2006, by and between Motricity, Inc., a Delaware corporation (the “Company”, which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and Ryan K. Wuerch (the “Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to the Company’s certificate of incorporation or revocation of any provision of the Company’s by-laws or any change in the ownership of the Company or the composition of its Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Company, including as a member of any committee thereof, or as an officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

(b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c) “Expenses” shall mean all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 7 and 10(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

(d) “Indemnifiable Amounts” shall have the meaning ascribed to it in Section 3(a) below.

(e) “Indemnifiable Expenses” shall have the meaning ascribed to it in Section 3(a) below.

(f) “Indemnifiable Liabilities” shall have the meaning ascribed to it in Section 3(a) below.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company or Indemnitee or any of their respective affiliates in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(i) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

(j) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

(a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

(a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3(b) and

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of law or another court (or regulatory authority or arbitral body) in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

5. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of written notice of the commencement of any Proceeding for which Indemnitee is entitled to payment under Section 3 of this Agreement, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee, except as provided in Section 5(c). The Company shall pay such Indemnifiable Amounts to Indemnitee within ten (10) business days following receipt of the request.

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee under this Agreement with respect to such defense except as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) counsel to Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding and such determination has been affirmed by any then existing Independent Counsel, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement or to the extent that the Company’s lack of such opportunity did not prejudice the Company.

6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred. To the extent required by Delaware corporate law, Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited and unsecured general obligation of Indemnitee and no interest shall be charged thereon.

9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) business days after the Company’s receipt of such request.

10. Remedies of Indemnitee.

(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of law to enforce the Company’s obligations under this Agreement.

(b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

12. Insurance. The Company shall use its reasonable efforts to maintain requisite directors and officers indemnity insurance coverage in effect at all times (subject to appropriate cost considerations) and the Company’s certificate of incorporation and bylaws shall at all times provide for indemnification and exculpation of directors and officers to the fullest extent permitted under applicable law. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any officer, director, employee, agent or fiduciary under such policy or policies. The Company shall hereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all Indemnifiable Amounts in accordance with the terms of such policies; provided that nothing in this Section 12 shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

13. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s by-laws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director of the Company.

14. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

15. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such subrogation rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the certificate of incorporation and/or by-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be automatically amended to such extent.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

18. Indemnitee as Plaintiff. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless such Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

19. Modifications and Waiver. Except as provided in Section 16 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

Ryan K. Wuerch

10805 Ashland Mill Court

Raleigh, NC 27617

(ii)	If to the Company, to:

2800 Meridian Parkway, #150

Durham, NC

Attn: Nathan Gooden, Secretary

Phone: (919) 287-7428

Fax: (919) 595-2600

with a copy to:

2800 Meridian Parkway, #150

Durham, NC

Attn: General Counsel

Phone: (919) 287-7400

Fax: (919) 595-2600

or to such other address as may have been furnished in the same manner by any party to the others.

21. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

*  *  *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

MOTRICITY, INC.

By:	/s/ Judson S. Bowman
	Name:	Judson S. Bowman
	Title:	Chief Technology Officer

INDEMNITEE

/s/ Ryan K. Wuerch
Ryan K. Wuerch